EXHIBIT 23.2




                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of NutraStar Incorporated and subsidiaries on Form SB-2 of our report, dated March 17, 2002, as restated, which contains an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 30, 2002



                                                                    EXHIBIT 23.2